Exhibit 5.2

July 30, 2004

América Móvil, S.A. de C.V.

Lago Alberto 366

Edificio Telcel 1

Colonia Anahuac

11320 Mexico, D.F.

Ladies and Gentlemen:

We have acted as special Mexican counsel to América Móvil, S.A. de C.V. (the “Company”), a corporation (sociedad anónima de capital variable) organized under the laws of the United Mexican States (“Mexico”), and Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized under the laws of Mexico (the “Guarantor”), in connection with the Company’s U.S.$300,000,000 principal amount of its Floating Rate Senior Notes due 2007 to be issued under an Indenture dated as of March 9, 2004 (the “Base Indenture”), as supplemented by a supplemental indenture, dated as of April 27, 2004 (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), among the Company, the Guarantor and JP Morgan Chase Bank, as trustee. Pursuant to the Indenture, the Guarantor will unconditionally guarantee (such guarantees, the “Guarantees”) all of the Company’s obligations under the Exchange Notes. This opinion letter is rendered upon your request and in connection with the registration of U.S.$300,000,000 principal amount Floating Rate Senior Notes due 2007 on the Registration Statement on Form F-4 (the “Registration Statement”) with the U.S. Securities and Exchange Commission. Unless otherwise defined herein, capitalized terms defined in the Registration Statement are used herein as therein defined.

In connection with the foregoing, we have reviewed copies of the following documents:

(i)	the combined articles of incorporation and by-laws (compulsa de estatutos sociales) of AMX and the Guarantor;

(ii)	the Registration Statement;

(iii)	an executed copy of the Indenture;

FRANCK, GALICIA Y ROBLES, S.C.

América Móvil, S.A. de C.V.

July 30, 2004. Page 2

(iv)	a form of the Exchange Notes;

(v)	a form of Guarantees; and

(vi)	such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed.

In addition, we have reviewed the originals or copies certified or otherwise identified to our satisfaction of all such corporate records of the Company and such other instruments and other certificates of public officials, officers and representatives of the Company and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed, without any independent investigation or verification of any kind, (i) the validity, binding effect and enforceability of the Indenture and the Exchange Notes under the laws of the State of New York in the United States of America; (ii) that the Exchange Notes conform to the form thereof that we have reviewed and will be duly authenticated in accordance with the terms of the Indenture; (iii) the genuineness and authenticity of all signatures, opinions, documents and papers submitted to us; and (iv) that copies of all opinions, documents and papers submitted to us are complete and conform to the originals thereof. As to questions of fact material to the opinion hereinafter expressed, we have, when relevant facts were not independently established by us, relied upon certificates of the Company, the Guarantor or their respective officers or its officers.

We express no opinion as to any laws other than the laws of Mexico and we have assumed that there is nothing in any other law that affects our opinion which is delivered based upon applicable law as of the date hereof. In particular, we have made no independent investigation of the laws of the United States of America or any jurisdiction thereof as a basis for the opinions stated herein and do not express or imply any opinion on or based on the criteria or standards provided for in such laws. As to questions related to the laws of the United States of America we have relied, without making any independent investigation with respect thereto, and with your consent, for purposes of delivery of this opinion, on the other opinions and certificates delivered in connection with the issuance of the Indenture and the Exchange Notes by all the relevant parties and this opinion, to the extent such opinions and certificates contain assumptions and qualifications, shall be subject to such assumptions and qualifications.

FRANCK, GALICIA Y ROBLES, S.C.

América Móvil, S.A. de C.V.

July 30, 2004. Page 3

Based upon the foregoing, having regard for such other considerations as we deem relevant and subject to the further qualifications set forth below, we are of the opinion that:

(i)	the Company has been duly incorporated and is validly existing as a sociedad anónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, and, insofar as matters governed by Mexican law, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(ii)	the Guarantor has been duly incorporated and is validly existing as a sociedad unónima de capital variable under the laws of Mexico, with power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Registration Statement, and, insofar as matters governed by Mexican law, is duly qualified for the transaction of business under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, except where the failure to so qualify would not have a material adverse effect on the Guarantor and its subsidiaries taken as a whole;

(iii)	each of the Company’s Mexican subsidiaries (other than the Guarantor) have been duly organized and are validly existing under the laws of Mexico, with power and authority (corporate and other) to own their properties and conduct their business as described in the Registration Statement, and, insofar as matters governed by Mexican law, are duly qualified for the transaction of business under the laws of each jurisdiction in which they own or lease properties, or conduct any business, so as to require such qualification, other than where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole;

(iv)	the Exchange Notes have been duly authorized, and when authenticated, issued and delivered in accordance with the terms of the Indenture in exchange for the Notes, insofar as Mexican law is concerned, will be duly issued and will substantially conform to the descriptions thereof in the Indenture and in the Registration Statement; and

(v)	the Guarantees have been duly authorized, and when issued and delivered in accordance with the terms of the Indenture, insofar as Mexican law is concerned,

FRANCK, GALICIA Y ROBLES, S.C.

América Móvil, S.A. de C.V.

July 30, 2004. Page 4

will be duly issued and will substantially conform to the descriptions thereof in the Indenture and in the Registration Statement.

This opinion is subject to the same assumptions and qualifications, where applicable, as the opinion issued to Citigroup Global Markets Inc on April 27, 2004.

In rendering the foregoing opinion, we have relied (i) as to factual matters on certificates of directors and executive officers of AMX and (ii) as to matters of United States federal and New York law on the opinion of Cleary, Gottlieb, Steen & Hamilton, United States counsel for AMX.

We note that Rafael Robles Miaja, a partner of this firm, is currently Corporate Secretary of the Board of Directors of the Company.

This opinion is given solely for the purpose of the Company’s application for registration of the Notes with the U.S. Securities and Exchange Commission. We hereby consent to the filing of this opinion as exhibit to the Registration Statement and to the references to us under the heading “Taxation” (with respect to Mexican federal taxes), “Validity of the Exchange Notes” and “Enforceability of Civil Liabilities” in the prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement, including this exhibit, within the meaning of the term “expert” as used in the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission issued thereunder. Cleary, Gottlieb, Steen & Hamilton may rely upon this opinion in rendering their opinion to you. This opinion is not to be relied upon by anyone else or used, circulated, filed, quoted or otherwise referred to for any other purpose, without our prior written consent.

This opinion is being rendered based on the legal provisions applicable in Mexico as of the date hereof. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof.

Very truly yours,

/s/ Franck Galicia y Robles
Franck, Galicia y Robles, S.C.